EXHIBIT 12

STATE STREET CORPORATION

Ratios of Earnings to Fixed Charges

		Nine Months Ended September 30, 2008		Years Ended December 31,
(Dollars in millions)				2007		2006		2005		2004		2003
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,480		$1,903		$1,771		$1,432		$1,192		$1,112
Share of pre-tax income of unconsolidated subsidiaries		26		65		43		16		39		11
Fixed charges		592		1,248		1,384		948		481		424

Earnings	(A)	$3,098		$3,216		$3,198		$2,396		$1,712		$1,547

Interest on short-term borrowings		$360		$959		$1,145		$753		$315		$279
Interest on long-term debt, including amortization of debt issuance costs		141		189		140		100		68		69
Portion of long-term leases representative of the interest factor(1)		91		100		99		95		98		76

Fixed charges	(B)	$592		$1,248		$1,384		$948		$481		$424

Consolidated ratios of earnings to fixed charges, excluding interest on deposits	(A)/(B)	5.23	x	2.58	x	2.31	x	2.53	x	3.56	x	3.65	x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,480		$1,903		$1,771		$1,432		$1,192		$1,112
Share of pre-tax income of unconsolidated subsidiaries		26		65		43		16		39		11
Fixed charges		1,704		3,546		3,275		2,080		993		796

Earnings	(C)	$4,210		$5,514		$5,089		$3,528		$2,224		$1,919

Interest on short-term borrowings and deposits		$1,472		$3,257		$3,036		$1,885		$827		$651
Interest on long-term debt, including amortization of debt issuance costs		141		189		140		100		68		69
Portion of long-term leases representative of the interest factor(1)		91		100		99		95		98		76

Fixed charges	(D)	$1,704		$3,546		$3,275		$2,080		$993		$796

Consolidated ratios of earnings to fixed charges, including interest on deposits	(C)/(D)	2.47	x	1.55	x	1.55	x	1.70	x	2.24	x	2.41	x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.